EXHIBIT 9.1



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                                   EXHIBIT 9.1


                             VOTING TRUST AGREEMENT


     WHEREAS, each of the following parties (collectively the "Beneficiaries") has received an offer (the "Offer(s)") from Sterling National Corporation (the "Trustee") under which the Trustee will hold certain shares of post-Merger common stock (the "Deposited SOLO Stock") of Solo Petroleums Ltd. ("Solo"), for the benefit of the Beneficiaries on certain terms and conditions, the Beneficiaries being as follows:

         Beneficiary
         -----------
         Roy W. Mers
         Elaine Boze
         Tim Powell
         Louann C. Smith
         Dennis G. Bissonnette
         Sharla Drummond
         Gail M. Curts
         Ann C. McDearmon
         Rachel E. Harris

; and

     WHEREAS, the Trustee and the Beneficiaries desire to declare and set forth the terms of a trust under which the Trustee will hold the Deposited SOLO Stock and vote said stock for the benefit of the Beneficiaries and not for the account or benefit of Sterling National Corporation in its individual capacity;

     NOW, THEREFORE, this Voting Trust Agreement is effective as of January 26, 1995 (the "Effective Date").

                                   WITNESSETH:

     In consideration of the premises, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Trustee and the Beneficiaries hereby agree as follows.

     1. Declaration of Trust. The Trustee hereby declares that it will hold the Deposited SOLO Stock, and any legal or equitable right, title, or interest which the Trustee or Sterling National Corporation may have or acquire from time to time in or to the Deposited SOLO Stock while the trust created hereunder (the "Trust") remains in effect, as Trustee in trust for the benefit of the Beneficiaries, all on the terms and conditions set forth herein and in the Offers. The Trustee accepts the Deposited SOLO Stock in trust hereunder and agrees to execute the Trust hereby created. Neither Sterling National Corporation nor any of its creditors have or at any time while the Trust created hereunder remains in effect shall have any right, title, or interest in any of the Deposited SOLO Stock except as Trustee hereunder. The purposes of the Trust shall be to hold the certificates evidencing the Deposited SOLO Stock until the respective dates of which those certificates, or some or all of the shares they represent, are deliverable to the Beneficiaries under the terms of the Offers and to vote such shares as are held in the Trust. Deposited SOLO Stock will be allocated to individual Beneficiaries and any stock splits, dividends, Solo. attributable to those shares will accrue to the Beneficiary to which the shares are allocated.

     2. Termination of Trust. This Trust shall terminate in any event upon the earliest to occur of (i) the date on which all Deposited SOLO Stock is delivered to the respective Beneficiaries pursuant to the Offers; (ii) the date as of which no shares of Deposited SOLO Stock remaining in the Trust will be deliverable to any Beneficiary in the future under any circumstances pursuant to the Offers; (iii) the date Solo and/or the majority of L. Cade Havard's stock is purchased; or (iv) the date which is five (5) years after the Effective Date. At the termination of this Trust, any shares not earned under the terms of the Beneficiaries Agreements will revert to and remain the property of Sterling National Corporation unless this Trust is terminated under (iii) above. In that event, all shares not earned will be distributed to the Beneficiaries entitled to earn those shares who are still employed by Solo (prior to the sale) and the shares of the Beneficiaries not still employed by Solo will revert to Sterling National Corporation.



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Trust Agreement
Page 2


     3. Administration of Trust. Except as set forth herein, the Trustee shall have the powers, duties, and responsibilities of a trustee with respect to the Trust which are set forth in the Texas Trust Act, as the same may be amended from time to time and shall act as escrow agent for the Deposited SOLO Stock. No bond or other security shall be required of the Trustee. The Trustee shall receive no compensation for acting hereunder. This Trust Agreement always shall be construed in favor of the validity of any act or omission of the Trustee. The Trustee shall not be liable for any act or omission hereunder or in connection with the Trust, except in the case of gross negligence, bad faith, or fraud.

     4. Voting Agreement. In partial consideration for the issuance of the Deposited SOLO Stock, and as a condition thereof, the Beneficiaries desire to enter into this Voting Trust Agreement for the purpose of voting the Deposited SOLO Stock as a unit pursuant to Article 2.30(A) of the Texas Business Corporation Act. During the term of this Trust, the Beneficiaries hereby agree to combine their voting power from the Deposited SOLO Stock in the best interests of SOLO, and whenever any matter is to come before a vote of SOLO shareholders, hereby instruct L. Cade Havard, as agent for Trustee, to vote all Deposited SOLO Stock at his sole discretion. In the event of Mr. Havard's death or permanent disability, the Deposited SOLO Stock will be voted in accordance with the agreement of two of the three Beneficiaries having the largest amount of stock to be earned at that time.

     5. Notices. Any notices hereunder shall be in writing and delivered personally or sent by U.S. Mail or recognized courier service, addressed as follows or to such other address for itself as any part may specify hereunder:

                  If to the Trustee:     Sterling National Corporation, Trustee
                                         5025 Arapaho, Suite 515
                                         Dallas, Texas 75248
                                         Attention:  Mr. L. Cade Havard, CEO

                  If to any Beneficiary, to the address for such Beneficiary maintained on the official corporate records of SOLO.

     6. General. This Voting Trust Agreement expresses the complete understanding of the parties with respect to the subject matter hereof, superseding all prior or contemporaneous understandings, arrangements, or agreements of the parties, and may be amended, supplemented, or waived in whole or in part only by an instrument in writing executed by the parties hereto. No party may assign this Voting Trust Agreement or its rights or obligations hereunder without the written consent of all other parties hereto. Subject to the foregoing, this Voting Trust Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators, successors, and assigns. The headings herein are for convenience of reference only and shall not affect the meaning or interpretation of this Voting Trust Agreement. This Voting Trust Agreement may be executed in multiple counterparts, and by the parties in separate counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. This Voting Trust Agreement shall be governed by and construed in accordance with the laws of the State of Texas. All United State SEC laws and regulations supersede this Voting Trust Agreement. A counterpart of this Voting Trust Agreement shall be deposited with SOLO at its principals place of business or registered office.


     IN WITNESS WHEREOF, the parties have caused this Voting Trust Agreement to be executed and delivered, on and effective as of the Effective Date.


                                             STERLING NATIONAL CORPORATION



                                             By: /s/ L. Cade Havard
                                                 L. Cade Havard
                                                 President and CEO




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Trust Agreement
Page 3


                                                     BENEFICIARIES:


                                                     /s/ Roy W. Mers
                                                     Roy W. Mers


                                                     /s/ Elaine Boze
                                                     Elaine Boze


                                                     /s/ Tim Powell
                                                     Tim Powell


                                                     /s/ Louann C. Smith
                                                     Louann C. Smith


                                                     /s/ Dennis G. Bissonnette
                                                     Dennis G. Bissonnette


                                                     /s/ Sharla Drummond
                                                     Sharla Drummond


                                                     /s/ Gail M. Curts
                                                     Gail M. Curts


                                                     /s/ Ann C. McDearmon
                                                     Ann C. McDearmon


                                                      /s/ Rachel E. Harris
                                                     Rachel E.  Harris